© 2006 Portal Software Inc. May 31, 2006 Investor Presentation: Oracle’s Pending Tender Offer Expiring June 6, 2006 Exhibit (A)(13)

© 2006 Portal Software Inc. 2
Introduction
On April 12, Portal announced it had agreed to be acquired by Oracle
– Cash tender offer for $4.90 per share
– Recommended by Portal management and Board of Directors
– All regulatory and other clearances have been received
Tender offer has been extended and will expire on June 6
– Requires minimum number of shares to be tendered for Oracle to proceed with the acquisition
– Extension provides shareholders a further opportunity to consider the offer
Portal recommends its shareholders tender in light of the evaluation of strategic alternatives and the comprehensive sale process undertaken
– Following presentation has been prepared to assist you in your analysis
Tender shares in the Oracle tender offer by
June 6, 2006, midnight EDT

© 2006 Portal Software Inc. 3 Agenda Decision to Consider Strategic Alternatives Process to Sell Reasons for Accepting Oracle’s Offer How to Tender Your Shares

© 2006 Portal Software Inc.   4
Factors Considered by Portal in Evaluating
Strategic Alternatives
Competitive market and industry consolidation
The relative size and financial strength of Portal’s competitors
Difficulty predicting quarterly results and declining cash position
SEC filing delinquency, NASDAQ delisting & SOX non-compliance
“Headwind” in winning new accounts; elongated sales cycle
Yankee Group, Oracle Acquires Portal
Software, April 2006
… Consolidation has reduced the number
of companies offering billing solutions to
service providers, and there are only a
handful of billing vendors with the scale
needed to compete at the top end of the
market…
OSS Observer, Oracle Buys Portal
Software, April 2006
… The biggest beneficiaries of this deal
(aside from Portal employees and
shareholders) are existing Portal
customers who were concerned that
Portal might go out of business …

Sprint / NEXTEL

TimeWarner

comcast / Adelphia

SBC / at&t

verizon / MCI

alltel / Western Wireless

PORTAL

© 2006 Portal Software Inc.   5
Competitive Market Conditions and Industry
Consolidation
Customer Consolidation and Key Business Drivers
Customer consolidation continues
– Drives rationalization of their IT systems to gain operational efficiencies
– Reduces their number of key suppliers
Intensifies competition among billing providers
Strategic, long-term technology decisions consolidated at corporate level
– Driven by supplier size, viability and global reach
Customer Consolidation
+

© 2006 Portal Software Inc.  6
16.0%
16.9%
14.5%
8.7%
7.5%
12.8%
8.4%
4.9%
-4.0%
-23.8%
-91.1%
-30.5%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
CY2003 CY2004 CY2005
Amdocs Convergys Comverse Portal
$2,198.5
$2,249.6
$2,325.0
$1,228.7
$1,257.4
$1,220.9
$37.2
$58.4
$196.0
$98.6
$59.7
$60.5
$0
$500
$1,000
$1,500
$2,000
$2,500
12/03 12/04 12/05
Comverse Amdocs Convergys Portal
$221
$8,099
$5,338
$2,700
$0
$1,000
$2,000
$3,000
$4,000
$5,000
$6,000
$7,000
$8,000
$9,000
Portal Amdocs Comverse Convergys
Portal’s Competitors are Significantly Larger,
Have More Cash and are Profitable
Market Cap. – Portal vs. Competitors*
Operating Margin over the Past 3 Calendar Years Cash over the Past 3 Calendar Years
*Fully diluted market cap. as of May 26, 2006. **Comverse most recent cash balance and operating margin as of October 2005 due to delinquent 10-K filing.
*** Portal and Comverse fiscal year ending January. Portal’s FY’05 –
FY’06 Operating Margins are based on unaudited GAAP numbers
Source: Public filings for Comverse, AMDOCS and Convergys.
Larger billing companies continue to add
technology, products and customers
– Amdocs acquired Longshine, DST Innovis, Xacct, QPass
– Comverse acquired CSG/Kenan, Netcentrex
Smaller, stand-alone best-of-breed technology
companies face an increasingly difficult
competitive environment
– Customers seeking integrated solutions, with CRM,
billing and mediation
– Size and scale provides customer assurance for stability
***
***
**
***
**
***

($ in millions)
Q104
Q204
Q304
Q404
Q105
Q205
Q305
Q405
Q106
Q206
Q306
Q406
Q107

Q104
Q204
Q304
Q404
Q105
Q205
Q305
Q405
Q106
Q206
Q306
Q406
Q107

($ in millions)
Q104
Q204
Q304
Q404
Q105
Q205
Q305
Q405
Q106
Q206
Q306
Q406
Q107

© 2006 Portal Software Inc.  7
-200.0%
-160.0%
-120.0%
-80.0%
-40.0%
0.0%
40.0%
$0.0
$20.0
$40.0
$60.0
$80.0
$100.0
$120.0
$0.0
$10.0
$20.0
$30.0
$40.0
$50.0
$60.0
Bookings Revenues
Difficulty in Predicting Quarterly Business
Results and Declining Cash Position
Quarterly Fiscal Cash Position over the Past 3 Years
Quarterly Fiscal Operating Margin over the Past 3 Years*
Quarterly Fiscal Revenue and Bookings over the Past 3 Years
Complex revenue recognition rules and
contract timing make quarterly forecasting
challenging
Continued losses result in declining cash
position
Customer concerns of financial viability result
in lengthened and unpredictable sales cycles
*
* GAAP revenue not reported due to delay in SEC filings
*
* Includes equity financing of $56 million
* Portal’s FY’05 – FY’07 Operating Margins based on unaudited GAAP numbers

© 2006 Portal Software Inc. 8 Agenda Process to Sell Decision to Consider Strategic Alternatives Reasons for Accepting Oracle’s Offer How to Tender Your Shares

© 2006 Portal Software Inc.   9
Process Timeline
4/13/06
Delisted
Announced
transaction
with Oracle
at $4.90
Commencement
of sale process
Board
considers
alternatives
Controlled
sale process
10/15/04 12/22/04 2/28/05 5/6/05 7/14/05 9/20/05 11/25/05 2/3/06
$0.00
$1.00
$2.00
$3.00
$4.00
$5.00
0
1,000
2,000
3,000
4,000
5,000

© 2006 Portal Software Inc.   10
Process Overview
A thorough, controlled sale process over a six month period
Achieved price improvement in each stage
18 Potential Buyers Contacted
11 Offering Memorandums Delivered
6 Initial Indications of
Interest Received
6 Revised Indications of
Interest Received
5 Parties in
Final
Round
Diligence
Oracle
Exclusive
Submitted Bids
$3.25
–
$4.00
Per Share Range
$5.00 – $5.05
Per Share Range
$4.90
Final
Oracle
Offer Price
Stage 1
October 2005 to
February 2006
Stage 3
April 2006
3 Parties
Submitted
Final Bids
$4.20
–
$5.00
Per Share Range
Stage 2
February 2006 to
March 2006

© 2006 Portal Software Inc.   11
Stage 1: October 2005 to February 2006
18 potential buyers contacted – 9 strategic and 9 private equity
Information memorandum distributed to 11 parties
Draft FY2007 business plan included in offer memorandum.
Details include:
– The Company assumed it would file the 2005 10-K in Q1 FY’07
– The Company forecast continued GAAP net losses in Q1 and Q2 FY’07
– 93% of the projected total net income in FY’07 expected to come from revenue recognition of a single large engineering project physically delivered in prior years
Portal’s delinquent SEC filing status dictated the transaction structure (tender) and form of consideration (cash)
Six initial indications of interest at $3.25 - $4.00 per share

© 2006 Portal Software Inc.   12
Stage 2: February 2006 to March 2006
Portal experienced results in Q4 FY’06 ahead of expectations
– Reversal from Q3 FY’06 results
– Strong positive cash flow, though not sustainable at that level
– Annual bookings for FY’06 consistent with 12 quarter trend
Leveraged these results to drive increased valuations
– Company requested resubmission of bids from all parties
– All six parties resubmitted bids of $4.20 - $5.00 per share
All bids assumed inclusion of Portal’s Net Operating Losses (NOLs)
Five parties were invited into final round due diligence
– Included full access to data room
– Included multiple detailed due diligence meetings with management

© 2006 Portal Software Inc.  13
Stage 3: April 2006
Three written final round bids at $5.00 - $5.05 per share
– Offers within 1% of one another
– Tight range from multiple bidders strengthens view of indicative value
Bids differed significantly in their conditions and certainty to close
– Requirements for additional diligence
– Terms of the merger agreement
– The need to bring in additional financing partners
Board of Directors approved exclusive negotiation and transaction with Oracle
– One of the other two bidders increased their bid to $5.20 after Portal entered into an exclusive agreement with Oracle
– Oracle’s offer of $5.00 per share lowered to $4.90 per share based on what Oracle learned during final diligence and negotiations
– CIBC World Markets Corp. rendered an opinion on April 11, 2006 to Portal’s board of directors, when it approved the transaction with Oracle, as to the fairness, from a financial point of view, of the $4.90 per share cash consideration

© 2006 Portal Software Inc. 14 Process to Sell Agenda Reasons for Accepting Oracle’s Offer Decision to Consider Strategic Alternatives How to Tender Your Shares

© 2006 Portal Software Inc.   15
Reasons the Portal Board of Directors
Accepted Oracle’s Offer
Taking into account many factors including the data provided, its understanding of the served market, the evolving risks and
opportunities, the Company’s current financial situation and management’s outlook for the future, the Board of Directors:
– Unanimously approved Oracle’s offer and the merger
– Determined that the merger agreement is advisable
– Determined the terms of the offer and the merger are fair to and in the best interests of the Company and its stockholders
– Recommended that stockholders accept and tender their shares in the offer
Oracle offer seen as best combination of price and certainty to close
– Terms of merger agreement were favorable
Required less negotiation and provided most certainty to close
– Required less additional due diligence
Provided fastest path to close with complete offer to minimize impact on employees and the business
– Oracle had the ability to close without additional financial partner involvement

© 2006 Portal Software Inc.   16
Why Tender Your Shares
Portal management and Board of Directors believe Oracle’s offer is in the best interest of shareholders
– Performed a thorough market test with multiple third party bidders
– Significant premium to Portal’s historical share prices
– Cash consideration creates certainty of value
Risks of remaining an independent, public company
– Industry consolidation favoring larger vendors
– Sales “headwind” from additional customer diligence
– Difficulty in forecasting to Wall Street standards
– High relative public company costs
– Oracle and other large app vendors likely to enter market as competitors

© 2006 Portal Software Inc.   17
Historical Portal Software Stock Prices and
Implied Premiums
4/11/05 5/26/05 7/11/05 8/25/05 10/10/05 11/25/05 1/09/06 2/24/06 4/11/06
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
$4.50
$5.00
Oracle Offer Price
6 Month Avg. 1 Year Avg.
Portal Stock Price (4/11/06)
1 Month Avg. 1 Week Avg.
Source: FactSet.
Stock Price Implied Premium
Oracle Offer Price $4.90                         -
Portal Stock Price (4/11/06) $4.19 16.9%
1 Week Average $4.30 14.0%
1 Month Average $3.82 28.4%
6 Month Average $2.90 69.3%
1 Year Average $2.60 88.6%

© 2006 Portal Software Inc. 18 Reasons for Accepting Oracle’s Offer Process to Sell Agenda How to Tender Your Shares Decision to Consider Strategic Alternatives

© 2006 Portal Software Inc.   19
How to Tender Your Shares
Get copies of the Offer to Purchase, the Letter of Transmittal, and related documents free from MacKenzie Partners, the information agent for the
Offer, or from http://investor.portal.com
Send the Letter of Transmittal and certificates for Shares and any other required documents to the Depository for the Offer, Computershare
Trust Company, N.A.
Questions and requests for assistance can be directed to MacKenzie
Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500, or by e-mail
proxy@mackenziepartners.com
Tender shares in the Oracle tender offer by
June 6, 2006, midnight EDT

© 2006 Portal Software Inc.   20
Registered Holder Tender Process
Registered holders own physical certificates of Portal Software stock
MacKenzie Partners has mailed each registered holder a complete set of tender offer materials
– If you have not received the materials, please contact MacKenzie Partners
To tender shares, the following materials must be sent to Computershare Trust
Company, N.A. (the depositary) in the brown kraft envelope provided
– Letter of transmittal
– Stock certificates (do not endorse)
– If your shares of Portal have been mutilated, lost, stolen or destroyed check the box on page 2 of the letter of transmittal and immediately contact the Company’s transfer agent, Computershare, at
(877) 282-1168.
Method 1:  Registered mail with return receipt is recommended.  The letter of transmittal and stock certificates must be received no later than June 6, 2006, midnight EDT
– If delivering your letter of transmittal and stock certificates via U.S. Mail, it is advisable to insure the package for 3% of the value of the tendered shares (# of shares x $4.90 x 3%). This will cover the cost to replace the certificates should they be lost while in transit to the Depository.
Method 2:  Bring stock certificates along with Notice of Guaranteed Delivery form to a financial institution who participates in any of the accepted medallion programs. The financial institution will “stamp” the form and deliver the certificates to the depository within 3 business days

© 2006 Portal Software Inc.   21
Street Name Holder Tender Process
Shares are held on behalf of the owners by custodial banks or brokers
MacKenzie Partners has or will deliver sets of tender offer materials to custodians who request them on behalf of beneficial owners.  The custodians mail the tender offer materials to the owners via first class mail
– If you have not received the tender offer materials MacKenzie Partners can provide you with a copy via mail, overnight courier, fax or email
Custodians will provide Tender Instruction Forms to their accounts which are owners’ of Portal shares. These Forms detail the process on how owners can tender their shares. Depending upon the custodian, owners’ instructions can be transmitted via mail, fax, internet, email or telephone. Note: only the custodian can tender shares if the owner’s shares are held in a bank or brokerage account
Custodians will transmit the owners’ instructions via computer network to the Depository Trust Company (DTC). DTC transmits the instructions to the depository instantaneously
– Only the custodial bank or broker can confirm receipt of tender instructions and the subsequent delivery of those instruction to the Depository (through DTC).
Questions: Contact MacKenzie Partners, Inc. at (800) 322-2885
or (212) 929-5500, or by e-mail proxy@mackenziepartners.com

© 2006 Portal Software Inc.   22
Disclaimer
THIS INFORMATION IS FOR INFORMATIONAL PURPOSES ONLY AND IS
NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL
ANY SHARES.  THE SOLICITATION AND THE OFFER TO BUY PORTAL
SOFTWARE'S COMMON STOCK IS ONLY MADE PURSUANT TO THE
OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE
CORPORATION, ORACLE SYSTEMS CORPORATION AND POTTER
ACQUISITION CORPORATION FILED ON APRIL 25, 2006 AND AS
SUBSEQUENTLY AMENDED.  STOCKHOLDERS SHOULD READ THE
OFFER TO PURCHASE AND RELATED MATERIALS CAREFULLY
BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING
THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS CAN
OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS FREE
AT THE SEC’S WEBSITE AT WWW.SEC.GOV FROM MACKENZIE
PARTNERS, THE INFORMATION AGENT FOR THE OFFER, FROM
PORTAL SOFTWARE, INC. OR FROM ORACLE CORPORATION.

© 2006 Portal Software Inc. CONFIDENTIAL 23 * * * * * * * * *